PRIVILEGED AND CONFIDENTIAL


SALES AGREEMENT



     THIS SALES AGREEMENT ("Agreement"), made and entered the 8th day of August, 1994, by and between RMI TITANIUM COMPANY, an Ohio corporation with an office at 1000 Warren Avenue, Niles, Ohio 44446 (hereinafter referred to as "RMI"), and OREGON METALLURGICAL CORPORATION, an Oregon corporation with an office at 530 Southwest 34th Avenue, Albany, Oregon 97321-0177 (hereinafter referred to as "OREMET"). This Agreement supersedes in its entirety the Sales Agreement of February 26, 1992, between RMI and OREMET.

                    W I T N E S S E T H:

     WHEREAS, OREMET is capable of producing Titanium Product Grade Sponge ("Titanium Sponge") from Titanium Tetrachloride ("TiC14") and has offered to sell Titanium Sponge and plasma electrodes to RMI hereunder; and

     WHEREAS, RMI requires a supply of Titanium Sponge and desires to purchase Titanium Sponge from OREMET, and may wish to purchase plasma electrodes;

     NOW, THEREFORE, in consideration of the mutual agreements, and subject to the terms, conditions and other provisions herein contained, RMI and OREMET, intending to be legally bound, hereby agree as follows.

ARTICLE 1 - RMI Deliveries
__________________________

     1.1 During the term of this Agreement, RMI will make available and cause to be delivered to OREMET TiC14, (which shall
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

meet the specifications set forth in Exhibit A, attached hereto and made a part hereof), in the quantities (calculated at the conversion ratio specified in Section 3.1 hereof) and at such times as shall enable OREMET to produce therefrom, at its titanium sponge plant with equipment and facilities at Albany, Oregon ("OREMET's Facilities"), the quantities of Titanium Sponge, (which shall meet the specifications and addenda set forth in Exhibit B, attached hereto and made a part hereof) which RMI has agreed to purchase and may order from OREMET pursuant to this Agreement. The two categories of Titanium Sponge described in the specifications shall be delivered by OREMET
in the following ratios:   **   minimum will be premium sponge per M-130-OR;
and the balance will be non-premium sponge per M-131-OR, unless otherwise agreed to by the parties.

     1.2 Subject to Section 3.1, RMI shall cause the TiCl4 to be delivered to OREMET F.O.B. OREMET's Facilities, in accordance with Section 4.1. The precise delivery point at such Facilities and the terms and conditions of delivery, measurement, and sampling, and methods of analysis of TiCl4 delivered by RMI, shall be as agreed between RMI and OREMET, and as set forth in Exhibit C, attached hereto and made a part hereof. OREMET shall have the right to reject any TiCl4 delivered by RMI which does not meet the specifications set forth in Exhibit A, such rejection to be accomplished by stopping the delivery of such TiCl4 at said delivery point and giving RMI notice hereof, and unless OREMET so rejects such TiCl4, it shall be deemed to have met such specifications. If OREMET rejects any such non-

** CONFIDENTIAL TREATMENT REQUESTED.

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

specification TiCl4 delivered by RMI, OREMET shall promptly commence, subject to RMI's agreement, consumption of equivalent quantities of TiCl4 in the production of Titanium Sponge for RMI hereunder from other sources available to OREMET, and not necessary for the production of other products or Titanium Sponge for other customers of OREMET, to the extent of such availability. In the event the price of such TiCl4 from other sources varies from OREMET's current TiCl4 price, then RMI agrees to reimburse OREMET, or will be credited by OREMET for such price variances. OREMET shall continue such consumption from other sources as long as available until RMI is able to resume furnishing TiCl4 meeting the specifications of Exhibit A. RMI shall replace in kind the quantities of OREMET's TiCl4 so consumed by OREMET in the production of Titanium Sponge for RMI, such replacement to be at the conversion ratio provided for in Section 3.1 hereof. OREMET may use TiCl4 delivered by RMI for purposes other than production of Titanium Sponge for RMI hereunder, provided OREMET contemporaneously furnishes in substitution therefor a like quantity and quality (specifications) of TiCl4 and does not thereby delay promised deliveries to RMI.

     1.3 (a) OREMET shall, at its sole cost and expense, provide, commit and maintain at all times during the term of this Agreement adequate labor, materials, facilities, appurtenances and equipment for the receipt and handling of TiCl4, the production, storage, handling, inspection and delivery of Titanium Sponge, and for the satisfactory performance of this

Agreement, including, but not limited to, adequate production capacity, storage tanks, piping, pumps, hoses, railroad tracks, loading and unloading facilities for rail cars and trucks. OREMET agrees not to undertake any liquidation or reduction of its total capacity at OREMET's Facilities at any time which would impair OREMET's capability to timely and satisfactorily perform under this Agreement.

     1.3 (b) In the event OREMET fails to provide, commit and maintain adequate labor, materials, facilities, appurtenances and equipment as required by Section 1.3(a) above, OREMET shall have no liability to RMI for consequential or special damages; provided, however, that OREMET agrees to defend, indemnify and save harmless RMI from and against any and all liabilities arising under (i) Titanium Tetrachloride Agreement, dated March 9, 1993, and (ii) Chlorine Agreement, dated March 9, 1993, each between RMI and SCM Chemicals, Inc., copies of which are or will be publicly available in RMI's file at the Securities and Exchange Commission.

     1.4 OREMET shall provide RMI timely and routine transmission of applicable information with respect to specific receipts and shipments, by such means, and as reasonably requested by RMI.

     1.5 All data and information shared and transmitted between OREMET and RMI with respect to the quantities, quality, status, the order volumes, charges and RMI's delivery requirements and the nature, scope, production volumes, processes and methods and charges with respect to OREMET's performance hereunder are deemed confidential proprietary information of RMI and OREMET, respectively (hereinafter called "Proprietary Information"). Neither RMI nor OREMET shall disclose, and each shall take all reasonable steps necessary to prevent any of their respective employees, agents or contractors, or any other person acting on their behalf from disclosing, Proprietary Information to any third party, except as may be authorized in writing by the other party. RMI and OREMET agree to use Proprietary Information only for the purposes contemplated in this Agreement. In addition, RMI and OREMET consider this Agreement and all of its terms and conditions to be confidential. Each party agrees not to disclose this Agreement or parts hereof to third parties without the prior express written consent of the other, which consent shall not be unreasonably withheld, except as shall be required by securities, accounting or other applicable laws or regulations.

ARTICLE 2 - Quantity-Estimates-Orders
_____________________________________

     2.1 During each of calendar years 1994, 1995 and 1996, OREMET agrees to deliver, subject to the limitations contained in this Section 2.1, such quantities of Titanium Sponge as RMI may order (as set forth in specific Purchase Orders issued to OREMET) hereunder from a minimum each such calendar
year of   **  (subject to adjustment as provided below), up to a maximum each such calendar year of 7.0 million pounds. OREMET will make all reasonable efforts to accommodate the sponge requirements of RMI; however, OREMET will not be obligated to increase the quantity of Titanium Sponge supplied in any calendar quarter by

** CONFIDENTIAL TREATMENT REQUESTED.

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

more than   **   pounds over the quantity of Titanium Sponge ordered by RMI in accordance with this Agreement in the immediately preceding calendar quarter. There shall be credited against RMI's obligation to purchase the minimum quantity of Titanium Sponge set forth above in each calendar year the actual amount of Titanium Sponge contained in any quantities of plasma electrodes which RMI may purchase from OREMET during such calendar year; provided, however, that such plasma electrodes shall not be deemed to constitute Titanium Sponge, as herein defined for any other purpose under this Agreement. Plasma electrodes shall meet such specifications as the parties may agree upon (the "Plasma Specifications"). Oremet shall not be
obligated to deliver more than   **   of plasma electrodes per calendar year.
In the event that RMI purchases in any of calendar year 1994, 1995 or 1996,
less than the minimum quantity of Titanium Sponge specified above,   **

     2.2 At least ninety (90) days prior to each calendar year during the term of this Agreement, beginning with calendar year 1995, RMI, shall give OREMET a written notice setting forth RMI's best estimate of the quantity of Titanium Sponge which RMI anticipates it will purchase from OREMET during the following calendar year. Such notice shall be given solely to assist OREMET in its preliminary planning, and shall not constitute a commitment by RMI for such quantity, nor shall such notice

** CONFIDENTIAL TREATMENT REQUESTED.

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

constitute notice of RMI's election to exercise any of its options set forth in Section 5.2(a) hereof.

     2.3 At least thirty (30) days prior to each calendar quarter during the term of this Agreement, RMI, for planning purposes, shall give OREMET its estimated quantity of Titanium Sponge to be purchased from OREMET during the next succeeding quarter. Such estimated quantity shall be given solely to assist OREMET in its production planning, and shall not constitute a commitment by RMI for such quantity, nor shall such notice constitute notice of RMI's election to exercise any of its Option.

     2.4 RMI agrees that all Titanium Sponge purchased by RMI pursuant to this Agreement is for RMI's use (direct and indirect) in its manufacturing processes and shall not be sold by RMI to third parties.

ARTICLE 3 - Ratios and Inventory Reporting
__________________________________________

     3.1 For each pound of Titanium Sponge to be delivered by OREMET to RMI or used in the production of plasma electrodes purchased by RMI hereunder,
RMI will supply to OREMET   **   of TiCl4, provided that OREMET shall not be
required to produce and deliver Titanium Sponge or plasma electrodes to RMI until it has received the required quantity of TiCl4, except as set forth in
Section 1.2 hereof. With respect to such quantities of TiCl4 received hereunder by OREMET, OREMET shall grant RMI credits against the Titanium Sponge and, to the extent of the Titanium Sponge contained therein, the plasma electrodes, purchased by RMI

** CONFIDENTIAL TREATMENT REQUESTED.

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

hereunder. Such credits and procedures relating thereto, shall be as agreed upon by the parties hereto.

ARTICLE 4 - Deliveries
______________________

     4.1 TiCl4 furnished by RMI hereunder shall be delivered to OREMET F.O.B. OREMET's Facilities. OREMET shall deliver the Titanium Sponge produced hereunder and any plasma electrodes to RMI F.O.B. RMI's Facility in Niles, Ohio, in such quantities subject to the limitations contained in
Section 2.1 hereof and at times as RMI shall request. Such deliveries to RMI shall be by truck. Titanium Sponge and plasma electrodes delivery procedures will be reasonably established by RMI. RMI will provide its bins at no charge for use during the term of this Agreement. RMI agrees, in order to avoid potential contamination from other sources, that the bins it will provide will be used exclusively for shipment and storage of OREMET produced Titanium Sponge. OREMET will be responsible for shipping empty bins back to OREMET's facilities. Each company is responsible for insuring the bins are in a serviceable condition when they leave their respective plants. Rail cars and trucks shall be provided or arranged for by OREMET at OREMET's expense. OREMET warrants to RMI that transportation equipment provided or arranged for by OREMET will be proper and fit for carrying Titanium Sponge and plasma electrodes. OREMET will inspect such equipment for the sole purpose of avoiding contamination of the Titanium Sponge and plasma electrodes and may refuse to load any equipment if it believes the quality of Titanium Sponge and plasma electrodes will be prejudiced or any unsafe condition will exist.

     4.2 OREMET warrants title to the Titanium Sponge and plasma electrodes; that the Titanium Sponge when and as delivered to RMI hereunder shall meet the specifications and addenda set forth in Exhibit B hereto; and that the plasma electrodes shall meet the Plasma Specifications. With respect to OREMET's warranty of the Titanium Sponge and plasma electrodes, OREMET is excluded from liability for consequential and special damages. RMI warrants title to the TiCl4 and that the TiCl4 when delivered to OREMET shall meet the specifications set forth in Exhibit A hereto.

     4.3 OREMET shall furnish RMI with a certificate of analysis with respect to each shipment of Titanium Sponge. OREMET will furnish RMI with the blending documentation for each plasma electrode delivery to RMI.

     4.4 If, on the date upon which termination of this Agreement is effective, quantities of TiCl4 delivered by RMI and Titanium Sponge by OREMET (including any Titanium Sponge contained in any plasma electrodes delivered by Oremet) are not balanced by application of the ratio set forth in Section 3.1, the party which has delivered the greater quantity shall receive from the other within ninety (90) days, the amount of the other material necessary to correct the imbalance, unless the imbalance is less than a truckload quantity in the case of Titanium Sponge and a rail car load quantity in the case of TiCl4, in which case the party which has delivered the greater quantity shall receive a cash payment from the other for the quantity of Titanium Sponge or TiC14 by which they are so out of balance at the current respective market price.

     4.5 OREMET shall be liable for all truck detention and/or rail demurrage arising out of delays to carrier equipment at OREMET's Facilities on shipments of TiC14, Titanium Sponge, plasma electrodes, bins or chlorine originating at or terminating at OREMET's Facilities which are due to the fault of OREMET.

     4.6 For each pound of Titanium Sponge delivered to RMI or contained in any plasma electrodes purchased by RMI hereunder, RMI shall also be
responsible for the disposal or sale of   **   pounds of chlorine, F.O.B.
OREMET's Facilities.

     4.7 All TiCl4 shall be shipped by RMI to OREMET via RMI rail tank cars which RMI covenants shall be maintained in safe working order and comply with all applicable regulations. Risk of loss and title to all TiCl4 shall be with RMI to point of destination, Albany, Oregon whereupon risk of loss and title thereto shall pass to OREMET. All maintenance costs incurred by OREMET on RMI cars at the Albany plant will be billed to RMI at OREMET's cost.

     4.8 All chlorine shall be shipped by OREMET via RMI rail tank cars which RMI covenants shall be maintained in safe working order and comply with all applicable regulations. Risk of loss and title to all chlorine shall be with OREMET until the point where the rail car leaves OREMET, whereupon risk of loss shall pass to RMI. All maintenance costs incurred by OREMET on RMI cars at the Albany plant will be billed to RMI at OREMET's cost.

** CONFIDENTIAL TREATMENT REQUESTED.

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

     4.9 RMI has an obligation until December 31, 1995 to supply 4 tank cars (180,000 pounds each) of chlorine each calendar month to a third party.
Until December 31, 1995, if the quantity of chlorine due RMI by virtue of paragraph 4.6 above is less than the quantity needed to satisfy the third party requirement of RMI, Oremet will provide the shortfall, up to a limit of 180,000 pounds per calendar month, at a cost to RMI equal to the price paid by the third party.

     4.10 OREMET and RMI agree to mutually cooperate in the disposition of chlorine to determine the most economical handling for their mutual cost or benefit, in accordance with their Revenue Sharing Agreement, dated June 1, 1993 and as they may otherwise agree.

ARTICLE 5 - Charges - Payment, Extension of Term
________________________________________________

     5.1 RMI shall pay OREMET, for each pound of Titanium Sponge delivered to RMI pursuant to this Agreement after August 31, 1994 and before January 1,
1997, a price of   **   for each pound so delivered up to   **   a price of
**   for each pound so delivered in excess of   **   and up to   **   and a
price of   **   for each pound so delivered in excess of   **   pounds.  RMI
shall pay Oremet in accordance with the Sales Agreement, dated February 26, 1992, for all deliveries of Titanium Sponge prior to September 1, 1994. RMI
shall pay OREMET a price of   **  per pound for non-rotor-quality plasma
electrodes, and a price of   **

** CONFIDENTIAL TREATMENT REQUESTED.

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

**   per pound for premium-rotor-quality plasma electrodes, in each case for each pound of plasma electrodes delivered F.O.B. to RMI, Niles, Ohio, pursuant to this Agreement in each of calendar years 1994, 1995 and 1996; provided, however, that the price charged for plasma electrodes delivered in
each such calendar year will be adjusted if the   **   The adjustment will be
calculated quarterly and the price charged for plasma electrodes will be
increased by the amount by which the actual average cost of   **   or the
price for plasma electrodes will be decreased by the amount by which the
actual average cost   **   The price charged for plasma electrodes purchased
hereunder will be   **   OREMET to RMI in any calendar year.  All payment
terms shall be one percent 15 days, net 30 days after receipt by RMI of Titanium Sponge or plasma electrodes, as the case may be.

     5.2 For each calendar year beginning with calendar year 1997, until the end of the calendar year 2003, OREMET agrees to sell to RMI certain quantities of Titanium Sponge in each such year as RMI may order, up to a maximum of 7.0 million pounds per calendar year. The price for this Titanium Sponge shall be at RMI's option, either: (a) market price as determined in the marketplace by reputable suppliers; or (b) the price in effect

** CONFIDENTIAL TREATMENT REQUESTED.

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

for 1996 plus appropriate adjustments for changes occurring thereafter in OREMET's costs (such as electricity, magnesium and labor, not volume related), as audited. If, in either case, OREMET can demonstrate through audit that the resulting price is below its total cost to produce, excluding Selling, General and Administrative Costs (to be determined consistent with Oremet's current accounting practices), the parties shall negotiate a new price. If the parties are unable to agree on a new price, RMI shall have no obligation to purchase any Titanium Sponge under this Agreement.

ARTICLE 6 - Force Majeure
_________________________

     6.1 OREMET shall not incur any liability to RMI for delay or failure to perform any of its obligations hereunder, and RMI shall not incur any liability to OREMET for delay or failure to perform any of its obligations hereunder, if such delay or failure is caused by acts of God; war; riot; fire; explosion; accident; flood; sabotage; lack of adequate fuel, power, raw materials, labor, containers or transportation facilities; compliance with governmental requests, laws, regulations, orders or action; breakage or failure of machinery or apparatus; national defense requirements; or any other event beyond the reasonable control of such party; or in the event of labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment); which event makes impracticable the manufacture, transportation, acceptance or use of a shipment of TiCl4, Titanium Sponge or of materials necessary for the production of

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

Titanium Sponge or plasma electrodes. The party affected by an event of Force Majeure shall promptly notify the other party hereto, in writing, as to its commencement and termination. The party so affected shall take reasonable steps to resume performance hereunder with the least possible delay.

     Upon the occurrence of any such event which prevents the production, transportation, acceptance or use of a shipment of TiCl4, Titanium Sponge or of materials necessary for the production of Titanium Sponge or plasma electrodes, the party so affected shall have the right to suspend or reduce deliveries or acceptances during the period of such contingency.

     (a)  TiCl4
          _____. If a force majeure affects RMI's ability to deliver TiCl4, RMI will allocate its available supply of TiCl4 to its own requirements and otherwise on a fair and reasonable basis. The quantity of TiCl4 not delivered by reason of this force majeure will be deducted from the quantity of TiCl4 RMI is required to deliver under this Agreement and the quantity of Titanium Sponge that OREMET is required to deliver will be reduced by an amount equal to the amount of TiCl4 not delivered by
     RMI divided by   **   To the extent that OREMET offers, and RMI accepts
     delivery of, Titanium Sponge without receiving the equivalent quantity of TiCl4, the charge for such Titanium Sponge will be as agreed upon by the parties hereto.

     (b)  Titanium Sponge
          _______________. If an event of force majeure affects OREMET's ability to deliver Titanium Sponge from

** CONFIDENTIAL TREATMENT REQUESTED.

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

     OREMET's Facilities, (1) OREMET will allocate the supply of Titanium Sponge from OREMET's Facilities to any or all of its customers for sale and its own requirements and the requirements of its divisions, subsidiaries and affiliates on a fair and reasonable basis and RMI shall never receive less than its pro rata share of the available production capacity for Titanium Sponge based on its actual purchases in the calendar year in which force majeure is declared; and (2) if the force majeure results from a shortage of any material necessary for the production of Titanium Sponge, RMI will have the option to deliver this material to OREMET in an amount needed to produce the quantity of Titanium Sponge that OREMET is unable to deliver to RMI as a result of this force majeure on such terms as RMI and OREMET shall mutually agree. The quantity of Titanium Sponge not delivered by reason of this force majeure or shortage will be deducted from the quantity of Titanium Sponge that OREMET is required to deliver under this Agreement.

ARTICLE 7 - Patents, Technology
_______________________________

     7.1 OREMET agrees to protect, defend, indemnify and save harmless RMI with respect to any claim, action, cost or judgment based upon, arising out of, or connected with the infringement by OREMET of any adversely held U.S. patent rights, or the utilization by OREMET of proprietary technology of others without adequate and proper authorization, in the performance by OREMET pursuant to this Agreement. RMI shall promptly notify

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

OREMET upon learning of any claim or suit involving RMI in which any of such matters is alleged.

ARTICLE 8 - Term-Termination
____________________________

     8.1 The term of this Agreement shall commence effective as of January 1, 1994, and, terminate December 31, 2003.

ARTICLE 9 - Most Favored Nations
________________________________

     9.1 If, during the term of this Agreement, OREMET sells Titanium Sponge to any third party, under substantially similar circumstances and conditions, at charges and/or upon terms and/or conditions which are more favorable than those effective pursuant to this Agreement, then OREMET shall immediately notify RMI, and such more favorable prices, terms and/or conditions shall apply under this Agreement on and after the date they are first applied to the third party.

ARTICLE 10 - Independent Contractor-Indemnity
_____________________________________________

     10.1 In the performance of OREMET's obligations pursuant to this Agreement, OREMET shall be acting at all times as an independent contractor and not as an agent of, or joint venturer with, RMI.

ARTICLE 11 - Amendment and Waiver
_________________________________

     11.1 No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing, signed by both parties, and specifically stating it is an amendment, modification or waiver of this Agreement. Without limiting the meaning of the preceding sentence, none of the provisions of any documents utilized in the implementation or performance of this Agreement shall amend or supplement any of

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

the provisions of this Agreement. Any waiver by either party of any provisions or condition of this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement, nor a waiver of a subsequent breach of the same provision or condition.

ARTICLE 12 - Assignment
_______________________

     12.1 Neither party may assign or otherwise transfer any of its rights, nor delegate the performance of its obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, and any attempted assignment, transfer or delegation without such consent shall be void and of no effect; except that either party hereto may, without such consent of the other party, assign its rights and delegate the performance of its obligations to any subsidiary or affiliated company of which at least 50% of the outstanding capital stock entitled to vote for the election of directors is owned by such party. If either party assigns its rights and delegates the performance of its obligations to such subsidiary or affiliated company, such party shall guarantee the performance of such subsidiary or affiliated company.

     12.2 Subject to the provisions of Section 13.1 hereof, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

ARTICLE 13 - Notices
____________________

     13.1 Any notice, statement, estimate or other communication required or permitted to be given under this

Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or deposited in the United States mails, postage prepaid, registered or certified, addressed as follows:

          If to OREMET, addressed to:

               Oregon Metallurgical Corporation
               P. O. Box 580
               530 Southwest 34th Avenue
               Albany, OR 97321-0177
               Attn: President

          If to RMI, addressed to:

               RMI Titanium Company
               1000 Warren Avenue
               Niles, OH 44446
               Attn: President

or to such other address or addresses as may be specified from time to time in a written notice given by such party to the other hereunder. Both parties agree to acknowledge receipt of any notice delivered in person.

ARTICLE 14 - Controlling Law
____________________________

     14.1 The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Oregon.

ARTICLE 15 - Headings
_____________________

     15.1 Headings as to the contents of particular Articles of this Agreement are provided for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular paragraphs to which they refer.

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

ARTICLE 16 - Specific Performance
_________________________________

     16.1 OREMET acknowledges that the Titanium Sponge is absolutely essential to RMI's operations.

ARTICLE 17 - Entire Agreement: Effective Date
_____________________________________________

     17.1 This Agreement, the Exhibits attached hereto and the parties' Revenue Sharing Agreement, dated June 1, 1993, set forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and supersedes all prior discussions between the parties hereto in relation thereto. Neither of the parties hereto shall be bound by any terms, conditions, definitions, warranties and/or representations with respect to the subject matter of this Agreement, otherwise than as expressly provided herein or as set forth in an amendment subsequent to the effective date hereof specifically stating that it amends this Agreement and signed by authorized representatives of each of the parties hereto. The parties recognize that, for administrative purposes, documents, such as purchase orders, acknowledgments, invoices and similar documents, may be used during the time this Agreement is in force; in no event shall any term or condition contained in any such administrative documents be interpreted as amending or modifying the terms of this Agreement, whether such administrative documents are signed or not.

     This Agreement shall be deemed by the parties to be effective as of January 1, 1994, except as otherwise provided herein.

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

ARTICLE 18 - Compliance with Law
________________________________

     18.1 RMI and OREMET shall be responsible for compliance with all applicable Federal, State and local laws, ordinances and regulations applicable to the subject matter covered hereunder and each party shall indemnify and save the other party harmless from any and all liability arising from the other party's non-compliance with any such laws, ordinances and regulations.

ARTICLE 19 - Curtailment of RMI's Requirements
______________________________________________

     19.1 In the event that RMI's requirements for Titanium Sponge are suspended or significantly curtailed by reason of a shutdown or substantial curtailment of production at RMI's Niles Facility, RMI shall give OREMET at least three (3) months written notice prior to the commencement of such suspension or curtailment of Titanium Sponge deliveries.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



ATTEST:                       OREGON METALLURGICAL CORPORATION


By:                           By:
   ______________________        ______________________________


ATTEST:                       RMI TITANIUM COMPANY


By:                           By:
   ______________________        ______________________________

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
                                   EXHIBIT A


TITANIUM TETRACHLORIDE SPECIFICATIONS
_____________________________________

Color: Water white to light straw yellow


Chemistry:

     Chlorine (Elemental)                    None
     Titanium Tetrachloride        Min.      99.8      per cent
     Iron                          Max.       25       ppm
     Vanadium                      Max.       25       ppm
     Carbon                        Max.       40       ppm
     Silicon                       Max.       10       ppm
     Chromium                      Max.       25       ppm
     Nickel                        Max.       25       ppm
     Aluminum                      Max.       25       ppm
     Tin, Copper and Manganese     Max.      100*      ppm
     Nitrogen                      Max.       10       ppm

          *As a group, 50 ppm maximum any individual element

LOGO

OREGON METALLURGICAL CORPORATION   OREMET
530 W. 34th Avenue P.O. Box 580    PURCHASE SPECIFICATION
Albany, Oregon 97321
Phone (503) 926-4281 TWX 510-595-0974

                              OMC OMC-8918
                              REV. A
                              ISSUED 11/30/76
                              REVISED 2/12/92
                              PAGE 1 OF 3

TITLE: TITANIUM TETRACHLORIDE (TiCl4)


1.   SCOPE:

     1.1 This specification covers titanium tetrachloride used in the production of titanium sponge.

2. COLOR:

     2.1 The acceptable color of TiCl4 will be water white to light straw yellow.

3. CHEMICAL COMPOSITION:

     Chlorine                   None
     TiCl4                      99.8      Percent  Min.
     Iron                         25      PPM      Max.
     Vanadium                     25      "        "
     Silicon                      10      "        "
     Chromium                     25      "        "
     Nickel                       25      "        "
     Aluminum                     25      "        "
     Nitrogen                     10      "        "
     Sn, Cu, Mn:     Total       100      "        "

4.   QUALITY:

     4.1 Vendor shall be responsible for establishing and using sampling procedures and methods for chemical analysis to afford reliable assurance of the acceptable quality levels.

5.   SHIPMENT:

     5.1 Shipment and containers will be as specified by the contract or its revisions.

6.   REPORTS:

     6.1 A report of actual chemical analysis or a certificate indicating conformance to the requirements of this specification, which should include chemical values of actual control check analyses taken during production are acceptable.

     6.2 A copy of the above report, with the shipment data, must be sent to attention:

          Purchasing Agent
          Oregon Metallurgical Corporation
          P.O. Box 580
          Albany, OR 97321

LOGO

OREGON METALLURGICAL CORPORATION   OREMET
530 W. 34th Avenue P.O. Box 580    PURCHASE SPECIFICATION
Albany, Oregon 97321
Phone (503) 926-4281 TWX 510-595-0974
                              OMC OMC-8918
                              REV. A
                              ISSUED 11/30/76
                              REVISED 2/12/92
                              PAGE 2 OF 3

TITLE: TITANIUM TETRACHLORIDE (TiCl4)



                    APPROVED: /s/ Al Fella
                              _____________________________
                              Al Fella
                              Manager, Planning & Materials



                    APPROVED: /s/ J. P. Laughlin
                              _____________________________
                              John P. Laughlin
                              Director, Metallurgy &
                              Quality Assurance

SPECIFICATION       EXHIBIT B

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED PREMIUM TITANIUM SPONGE - OREMET

                              SPECIFICATION NO. M-130-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 10/08/91
                              DATE REVISED


     PURPOSE:
     _______ The specification details the requirements to be met for the purchase of titanium sponge for premium grade applications.

1.0  GENERAL:
     _______

     1.1  Definitions:
          ___________

          1.1.1     Sponge blend        A homogeneous mixture of more than
                                        one sponge run (batch lot of sponge).

          1.1.2     Sponge run (lot)    A single homogeneous sponge batch not
                                        blended with any other sponge batch.

        * 1.1.3     Sponge size         -1/2 inch to +20 mesh, 98% minimum.

2.0  CHEMISTRY: As listed in Table I
     _________

   * 2.1 Sponge not meeting these chemistry limits but meeting the requirements of the latest PWA 1201, P1TF28, P1TF73 and ASTM B299 specifications, may be permitted to be shipped to RMI Titanium when approved by RMI's Quality Assurance Department - Raw Material and Melting Control section.

   * 2.2 Chemistry of each sponge run (or lot) used to produce a sponge blend must meet the chemistry limits listed in Table 1. A sponge run (or lot) that does not meet the chemistry limits of Table I shall not be used.

3.0  INSPECTION:

     3.1  Statistical Process Control
          ___________________________

          The sponge source shall have inspection procedures and control points, as agreed upon by the purchaser, in the process to detect and prevent the formation of deleterious inclusions or other defects. Measurements of these control points shall be regularly plotted on statistical quality charts for trend analysis and corrective action. The control charts shall be available for review by the purchaser.

* Denotes change and/or addition.

RMI Titanium Company          Page 1 of 5

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED PREMIUM TITANIUM SPONGE - OREMET

                              SPECIFICATION NO. M-130-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 10/08/91
                              DATE REVISED

   * 3.2  Visual Examination
          __________________

          The sponge source shall visually examine a representative sample of at least 5 percent by weight of each sponge run. Any off-color or suspect particles from this sample shall be removed and classified. Any suspect particles suspected of being high in nitrogen shall be chemically analyzed. The run shall not be permitted for this specification if any particle exceeds a nitrogen content of 0.20 percent. Sponge runs shall be inspected and tested prior to blending.

     3.3  Sponge Fire
          ___________

          Any sponge run or blend involved in a sponge fire at any stage of processing shall not be permitted for this specification. A sponge fire is defined as any self-sustaining, combustion reaction occurring in sponge metal which results in, and is evidenced by, noticeable discoloration and/or oxidation or nitrogen contamination of the product.

4.0  IDENTIFICATION:
     ______________

     4.1 Each container shall be identified with the sponge run or blend number, marked as being premium grade sponge and containing RMI Titanium Company purchase order number.

5.0  CERTIFICATION:
     _____________

   * 5.1  Furnish complete chemical analysis of all elements listed in Table
          1. Also include sponge size. Send certification to the Quality Assurance Department - Raw Materials and Melting Control section.

   * 5.2 A one pound true sponge test sample (that truly represents the sponge contained in a sponge run or sponge blend) or a one pound button melt produced from this true sample shall be supplied, at the time of shipment, on each sponge run or sponge blend shipped to RMI Titanium Company when requested by RMI's Quality Assurance Depart. and stated on RMI's purchase order.

* Denotes change and/or addition.

RMI Titanium Company          Page 2 of 5

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED PREMIUM TITANIUM SPONGE - OREMET

                              SPECIFICATION NO. M-130-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 10/08/91
                              DATE REVISED

     5.3 Vendor shall certify that each lot of sponge has been produced by the approved process. RMI Titanium Company shall be notified in writing of any significant changes in the production of the sponge.


     5.4  Each lot or blend shall be homogeneous.

   * 5.5 The vendor shall maintain detailed records concerning the production and testing of the sponge and shall be available for review by RMI Titanium Company's personnel. These records shall be maintained for at least 30 years.

     5.6 The vendor shall have a statistical quality control procedure approved by RMI Titanium Company.

   * 5.7 The vendor shall certify that the sponge has been produced in accordance with all existing vendor agreements and sponge specifications (including PWA 1201, GE P1TF28, and P1TF73 latest revisions). The names of the customers and dates of agreements shall be included in the certification. All sponge specification numbers and effective dates shall also be included.

6.0  SHIPPING INSTRUCTIONS:
     _____________________

     Ship in sealed water-proof containers. Each container shall be properly identified. The container shall be able to be removed by a fork-lift truck at RMI Titanium Company.

* Denotes change and/or addition.

Prepared by:   /s/ David M. Shellito                   10-3-91
               ___________________________________     _______
               D. M. Shellito, Manager                  Date
               Raw Materials Melting

Approved by:   /s/ S. R. Giangiordano                  10-4-91
               ___________________________________     _______
               S. R. Giangiordano, General Manager      Date
               Process Control

               /s/ W. J. Schoenfeld                    10-4-91
               ___________________________________     _______
               W. J. Schoenfeld, Vice President         Date
               Technology and Quality Assurance

               /s/ J. D. Page                          10/8/91
               ___________________________________     _______
               J. D. Page, Vice President - Operations  Date
               Niles Plant

RMI Titanium Company          Page 3 of 5

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED PREMIUM TITANIUM SPONGE - OREMET

                              SPECIFICATION NO. M-130-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 10/08/91
                              DATE REVISED

<CAPTION
                            TABLE I

                    IMPURITY WEIGHT PERCENT

     Carbon                   0.020 Max.

     Nitrogen                 0.015 Max.

     Magnesium                0.25 Max.

     Aluminum                 0.05 Max.

     Nickel                   0.02 Max.

     Chromium                 0.03 Max.

     Tin                      0.03 Max.

     Chlorine                 0.20 Max.

     Iron                     0.15 Max.

     Silicon                  0.04 Max.

     Hydrogen                 0.01 Max.

     Oxygen                   0.10 Max.

     Water                    0.02 Max.

     Other Elements, each     0.02 Max.

     Other Elements, total    0.05 Max.

     Titanium                 Remainder

     Hardness                 120 BHN Max.

RMI Titanium Company          Page 4 of 5

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED PREMIUM TITANIUM SPONGE - OREMET

                              SPECIFICATION NO. M-130-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 10/08/91
                              DATE REVISED

CHANGE HISTORY:

Revision dated 10-8-91
               _______

Para. 1.1.3    Changed to read -1/2 inch to +20 mesh, 98% minimum

Para. 2.1      Added

Para. 2.2      Added

Para. 3.2      Changed nitrogen content from 0.50 to 0.20 percent

Para. 5.2      Added

Para. 5.5      Changed years records to be maintained from 20 to 30 years.

               Added Table I

RMI Titanium Company Page 5 of 5

SPECIFICATION       EXHIBIT B
                    _________

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED NON-PREMIUM TITANIUM SPONGE
       AND TITANIUM SPONGE FINES - OREMET

                              SPECIFICATION NO. M-131-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 12/11/92

     PURPOSE:
     _______ The specification details the requirements to be met for the purchase of titanium sponge and titanium sponge fines for non-premium grade applications.

1.0  GENERAL:
     _______

     1.1  Definitions:
          ___________

          1.1.1     Sponge blend        A homogeneous mixture of more than
                                        one sponge run (batch lot of sponge).

          1.1.2     Sponge run          A single homogeneous sponge batch not
                                        blended with any other sponge batch.

          1.1.3     Sponge size         -1/2 inch to +20 mesh, 98% minimum.
                    Sponge fines size   -20 mesh

2.0  CHEMISTRY:
     _________ Titanium sponge - as listed in Table I
               Titanium sponge fines - as listed in Table II

     2.1 Any sponge run, sponge blend, or sponge fines lot not meeting this specification shall be brought to the attention of the Quality Assurance Department of RMI Titanium Company ("RMI"). The sponge or fines may be permitted to be shipped to RMI when approved by the Quality Assurance Department - Raw Material Control section. Disposition of such material shall be based on end-use customers' chemistry requirements.

     2.2 Chemistry of each sponge run (or lot) used to produce a sponge blend must meet the chemistry limits listed in Table I. A sponge run (or lot) that does not meet the chemistry limits of Table I shall not be used.

3.0  INSPECTION:
     __________

   * 3.1  Inspection of the Sponge Cake:
          _____________________________

          The sponge cake shall be visually inspected, when the retort lid is removed, to detect sponge involved in a fire and/or sponge that may cause deleterious inclusions or other defects. Sponge runs (other than those runs involved in a fire) shall be considered acceptable after all the suspected sponge has been removed and discarded.
* Denotes change and/or addition.

RMI Titanium Company          Page 1 of 6

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED NON-PREMIUM TITANIUM SPONGE
       AND TITANIUM SPONGE FINES - OREMET

                              SPECIFICATION NO. M-131-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 12/11/92

     3.2  Statistical Process Control:
          ___________________________

          The sponge source shall have inspection procedures and control points, as agreed upon by the purchaser, in the process to detect and prevent the formation of deleterious inclusions or other defects. Measurements of these control points shall be regularly plotted on statistical quality charts for trend analysis and corrective action. The control charts shall be available for review by the purchaser.

     3.3  Sponge Fire:
          ___________

          Any sponge run, sponge blend, or sponge fines involved in a sponge fire at any stage of processing shall not be permitted for this specification. A sponge fire is defined as any self-sustaining, combustion reaction occurring in sponge metal which results in, and is evidenced by, noticeable discoloration and/or oxidation or nitrogen contamination of the product.

4.0  IDENTIFICATION:
     ______________

     4.1 Each container shall be identified with the sponge run number, sponge blend number, or sponge fines lot number, marked as being non-premium grade sponge and containing RMI purchase order number.

5.0  CERTIFICATION:
     _____________

     5.1 Furnish complete chemical analysis of all elements listed in Table I (for titanium sponge), or Table II (for titanium sponge fines). Also include sponge or sponge fines size. Send certification to the Quality Assurance Department - Raw Material Control section.

     5.2 A one pound true test sample (that truly represents the sponge contained in a sponge run, sponge blend, or sponge fines lot) or a one pound button melt produced from this true sample shall be supplied, at any time of shipment, on each sponge run, sponge blend, or sponge fines lot shipped to RMI when requested by RMI's Quality Assurance Department and stated on RMI's purchase order.

RMI Titanium Company          Page 2 of 6

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED NON-PREMIUM TITANIUM SPONGE
       AND TITANIUM SPONGE FINES - OREMET

                              SPECIFICATION NO. M-131-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 12/11/92

     5.3 Vendor shall certify that each lot of sponge or lot of sponge fines has been produced by the approved process. RMI shall be notified in writing of any significant changes in the production of the sponge or sponge fines.

     5.4 Each sponge lot, sponge fines lot, or sponge blend shall be homogeneous.

     5.5 The vendor shall maintain detailed records concerning the production and testing of the sponge and fines, and shall be available for review by RMI's personnel. These records shall be maintained for at least 30 years.

     5.6 The vendor shall have a statistical quality control procedure approved by RMI.

6.0  SHIPPING INSTRUCTIONS:
     _____________________

          Ship in sealed water-proof containers. Each container shall be properly identified. The container shall be able to be removed by a fork-lift truck at RMI.


Prepared by:   /s/ David M. Shellito                   12/10/92
               ___________________________________     ________
               D. M. Shellito, Manager                   Date
               Raw Material Control

Approved by:   /s/ S. R. Giangiordano                  12/11/92
               ___________________________________     ________
               S. R. Giangiordano, General Manager       Date
               Metallurgy & Process Control

               /s/ R. E. Ivory                         12/10/92
               ___________________________________     ________
               R. E. Ivory, General Manager              Date
               Quality Assurance

               /s/ J. D. Page                          12/11/92
               ___________________________________     ________
               J. D. Page, Senior Vice President         Date
               Operations

RMI Titanium Company          Page 3 of 6

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED NON-PREMIUM TITANIUM SPONGE
       AND TITANIUM SPONGE FINES - OREMET

                              SPECIFICATION NO. M-131-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 12/11/92

                                    TABLE I

                               (TITANIUM SPONGE)

                            IMPURITY WEIGHT PERCENT

     Carbon                   0.020 Max.

     Nitrogen                 0.015 Max.

     Magnesium                0.25 Max.

     Aluminum                 0.05 Max.

     Nickel                   0.02 Max.

     Chromium                 0.03 Max.

     Tin                      0.03 Max.

     Chlorine                 0.20 Max.

     Iron                     0.27 Max.

     Silicon                  0.04 Max.

     Hydrogen                 0.01 Max.

     Oxygen                   0.16 Max.

     Water                    0.02 Max.

     Other Elements, each     0.02 Max.

     Other Elements, total    0.05 Max.

     Titanium                 Remainder

     Hardness                 140 BHN Max.

RMI Titanium Company          Page 4 of 6

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED NON-PREMIUM TITANIUM SPONGE
       AND TITANIUM SPONGE FINES - OREMET

                              SPECIFICATION NO. M-131-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 12/11/92

                                   TABLE II

                               (TITANIUM FINES)

                            IMPURITY WEIGHT PERCENT

Carbon                   0.030 Max.

Nitrogen                 0.022 Max.

Magnesium                0.25 Max.

Aluminum                 0.07 Max.

Nickel                   0.045 Max.

Chromium                 0.10 Max.

Tin                      0.03 Max.

Chlorine                 0.25 Max.

Iron                     1.0 Max.

Silicon                  0.04 Max.

Hydrogen                 0.01 Max.

Oxygen                   0.20 Max.

Water                    0.20 Max.

Other Elements, each     0.02 Max.

Other Elements, total    0.05 Max.

Titanium                 Remainder

Hardness                 210 BHN Max.

RMI Titanium Company          Page 5 of 6

SPECIFICATION

TYPE  RAW MATERIALS PURCHASING SPECIFICATION

TITLE  PURCHASED NON-PREMIUM TITANIUM SPONGE
       AND TITANIUM SPONGE FINES - OREMET

                              SPECIFICATION NO. M-131-OR
                              DATE ISSUED 9/20/87
                              DATE REVISED 12/11/92

CHANGE HISTORY:
______________

Revision dated 10/18/91
               ________

Specification changed to include titanium sponge fines - Oremet.

Para. 1.1.3    Changed to read: -1/2 inch to +20 mesh, 98% minimum
               Added sponge fines size -20 mesh
Para. 2.2      Added
Para. 5.2      Added
Para. 5.5      Changed years records to be maintained from 20 to 30 years
               Added Table I and Table II

Revision dated 12/11/92
               ________

Para. 3.1   Added

RMI Titanium Company          Page 6 of 6

                                   EXHIBIT B


                        Addendum to Table I of M-130-OR


Magnesium      0.25 Max. (Ave. <less than or equal to> 0.15)

Iron           0.15 Max. (Ave. <less than or equal to> 0.12)

Oxygen         0.10 Max. (Ave. <less than or equal to> 0.055)


                        Addendum to Table I of M-131-OR

Magnesium      0.25 Max. (Ave. <less than or equal to> 0.20)

Iron           0.27 Max. (Ave. <less than or equal to> 0.13)

Oxygen         0.16 Max. (Ave. <less than or equal to> 0.07)

                                   EXHIBIT C


Terms and conditions of delivery, measurement and sampling, and methods of analysis of TiCl4 delivered by RMI.

LOGO

OREGON METALLURGICAL CORPORATION        OREMET
530 W. 34th Avenue P.O. Box 580         ANALYTICAL METHOD
Albany, Oregon 97321
Phone (503) 926-4281 TWX 510-595-0974
                                   OMC AM-TS-2
                                   REV. 4
                                   ISSUED Aug. 1978
                                   REVISED 2/26/92
                                   PAGE 1 OF 5

TITLE: SPECTROCHEMICAL ANALYSIS OF TITANIUM METAL AND TICL4 BY THE DRY POWDER DC ARC TECHNIQUE
__________________________________________________________________________

1.   SCOPE:
     _____

This method provides for the semi-quantitative determination of the following elements in titanium and titanium alloys in the concentration ranges shown:


ELEMENT        CONCENTRATION RANGE (ppm)     ANALYTICAL LINE (angstrom)
_______        _________________________     __________________________

Aluminum            10-1000                       3082.2
Boron*               5-1000                       2497.7
Calcium             10-1000                       4226.7
Chromium            10-1000                       4254.4
Cobalt              10-1000                       3453.5
Copper              10-1000                       3247.5
Iron                10-1000                       3020.1
Lead                50-1000                       2833.1
Magnesium           10-1000                       2852.1
Manganese           10-1000                       2798.3
Molybdenum          10-1000                       3170.4
Nickel              10-1000                       3414.8
Silicon             10-1000                       2516.1
Tin                 50-1000                       3175.1
Tungsten**         200-1000                       4302.1
Vanadium            10-1000                       3185.4

* For 10ppm or less Boron, use procedure for low B in titanium.
** Use procedure for Tungsten in titanium.

2.   SUMMARY OF METHOD:
     _________________

     Samples and standards are converted to oxides. The oxide is mixed with a carrier and weighed into a graphite electrode for D.C. excitation. Analytical lines are compared visually with a standard film which covers the concentration ranges of the analytes.

3.   APPARATUS:
     _________

     3.1  Excitation source-Zeebac D.C. source.

     3.2  Spectrograph-ARL 2 meter

     3.3  Photographic emulsion-Eastman SA-1 35mm film

     3.4  Developing equipment-ARL film processor & Drier

     3.5  Densitometer-JACo Model 2100

LOGO

OREGON METALLURGICAL CORPORATION        OREMET
530 W. 34th Avenue P.O. Box 580         ANALYTICAL METHOD
Albany, Oregon 97321
Phone (503) 926-4281 TWX 510-595-0974
                                   OMC AM-TS-2
                                   REV. 4
                                   ISSUED Aug. 1978
                                   REVISED 2/26/92
                                   PAGE 2 OF 5

TITLE: SPECTROCHEMICAL ANALYSIS OF TITANIUM METAL AND TICL4 BY THE DRY POWDER DC ARC TECHNIQUE
__________________________________________________________________________

4.   PROCEDURE:
     _________

     4.1  PREPARATION:

          4.1.1     Standards:

                    Standards are prepared by grinding 3.1726 grams of titanium oxide (TiO2, SPEX 5-9's) with 0.1575 grams of SPEX MIX #1000 in an agate mortar to produce a 1000ppm standard oxide. Portions of this standard are diluted with TiO2 and ground to produce standard oxides with the concentrations of: 10, 25, 50, 100, 250, 500, & 1000ppm.
                    Fifty mgs of each standard oxide is mixed with 50 mgs of Gallium oxide carrier (1:1 Ga2O3 and High purity graphite) in a wiggle-bug for one minute. Fifty mgs of each mixture is tamped into a crater electrode (001255-12).

                 * For low boron in titanium, standard oxides are prepared as above to give the following concentrations: 5, 10, 25, 50, & 100 ppm. Forty mg of each standard oxide is mixed with twenty-five mg of boron carrier (1:1 BaF and high purity graphite) in a wiggle-bug for one minute. The entire mixture is tamped into a crater electrode (001255-12).

                ** For tungsten in titanium, standard oxides are prepared as above to give the following concentrations: Blank, 100, 200, 500, & 1000 ppm. Seventy-five mg of each standard oxide is mixed with twenty-five mg Zr carrier (4:2 AgCl and Ga2O3) in a wiggle-bug for one minute. The entire mixture is then tamped into a crater electrode (001255-12).

          4.1.2     Samples:

                    Five grams of sample are dissolved in 100 ml of concentrated HCl in a 400 ml PYREX beaker on a medium heat hot plate. If the five gram in 100 ml conc. HCl solution is not available, approximately 1/3 gram of sample may be dissolved with 5 ml of concentrated HCl in a covered TEFLON beaker. Dissolution takes about four hours on a medium hot plate. A two ml aliquot is taken from this solution placed in a platinum dish and dried on a high heat hot plate.

                    The dish is placed in a 500 degree C muffle furnace for two hours. The sample oxide is then removed, cooled, ground and mixed with the appropriate carrier and placed in a crater electrode in the same manner as the standard oxides in 4.1.1.

LOGO

OREGON METALLURGICAL CORPORATION        OREMET
530 W. 34th Avenue P.O. Box 580         ANALYTICAL METHOD
Albany, Oregon 97321
Phone (503) 926-4281 TWX 510-595-0974
                                   OMC AM-TS-2
                                   REV. 4
                                   ISSUED Aug. 1978
                                   REVISED 2/26/92
                                   PAGE 3 OF 5

TITLE: SPECTROCHEMICAL ANALYSIS OF TITANIUM METAL AND TICL4 BY THE DRY POWDER DC ARC TECHNIQUE
__________________________________________________________________________

          4.1.3     Impurities in Titanium Tetrachloride (TiCl4).

                         Samples of TiCl4 are received into the lab as a mixture of distilled-deionized water and TiCl4. The TiCl4 can be in solution or may already be TiO2 (suspended or dropped out). NOTE: shake the sample in order to suspend any TiO2 that has settled and to insure complete transfer of sample. Pour this slurry in a clean Vitreosil dish. The sample is then placed on the high heat hot plate to dry. Follow procedure in 4.1.2 paragraph 2 for impurities in titanium.

     4.2  EXCITATION AND EXPOSURE CONDITIONS:

          4.2.1     Source-12 amp DC arc (Impurities & W in Ti)
                          -10 amp DC arc (B in Ti)

          4.2.2     Spectral region-2200..4700 A (Impurities & W in Ti)
                                   -2500..5000 A (B in Ti)

          4.2.3     Slit width-20 microns

          4.2.4     Analytical gap-3mm

          4.2.5     Exposure time-30 sec. (Impurities & B in Ti)
                                 -45 sec. (W in Ti)

          4.2.6     Transmission filter-12% (2-7) Impurities
                                       -100% (1-5) B in Ti
                                       -50% (4-5) W in Ti

          4.2.7     Photographic emulsion-SA-1

          4.2.8     Counter electrode-000899-12

     4.3  PHOTOGRAPHIC PROCESSING:

          4.3.1     Eastman D-19 developer

          4.3.2     Eastman Rapid Fixer

          4.3.3 The film is processed in accordance with the recommended practices for photographic processing ASTM E115.

     4.4  PHOTOMETRY:

          4.4.1 The analytical lines are visually compared with a market film prepared with standard oxides. Each sample film contains a low standard, ie 10ppm B or 200 ppm W.

LOGO

OREGON METALLURGICAL CORPORATION        OREMET
530 W. 34th Avenue P.O. Box 580         ANALYTICAL METHOD
Albany, Oregon 97321
Phone (503) 926-4281 TWX 510-595-0974
                                   OMC AM-TS-2
                                   REV. 4
                                   ISSUED Aug. 1978
                                   REVISED 2/26/92
                                   PAGE 4 OF 5

TITLE: SPECTROCHEMICAL ANALYSIS OF TITANIUM METAL AND TICL4 BY THE DRY POWDER DC ARC TECHNIQUE
__________________________________________________________________________

                    PREPARED BY:   /s/ Linda K. Dougherty
                                   ________________________________
                                   Linda K. Dougherty
                                   Chemist III


                    APPROVED BY:   /s/ Steven T. Wichman
                                   ________________________________
                                   Steven T. Wichman
                                   Manager, Analytical
                                   Services